Ingersoll-Rand Company Limited                              EXHIBIT 21
Subsidiaries (100% owned unless otherwise indicated)

Name of Subsidiary                                         % owned by IR

ARGENTINA:
     Ingersoll-Rand Argentina S.A.I.C.

AUSTRALIA:
     Ingersoll-Rand (Australia) Ltd.
     Ingersoll-Rand (Australia) Superannuation Pty. Ltd.
     Ingersoll-Rand Architectural Hardware (Australia)
     Pty. Limited
     McAlpine Australia Pty Limited
     McAlpine Hussmann (Australia) Pty Limited
     McAlpine Hussmann Pty Limited
     Triangle Refrigeration Pty. Ltd.

AUSTRIA:
     Interflex Datensysteme Gesmbh                         90.00%

BARBADOS:
     Clark Foreign Sales Corporation
     Hussmann International Sales Corporation
     Ingersoll-Rand (Barbados) Corporation
     Ingersoll-Rand (Barbados) Holding Incorporated
     NT USA FSC INC.

BELGIUM:
     Dresser-Rand Machinery Repair Belgie N.V.
     Ingersoll-Rand Benelux, N.V.
     Interflex Belgium N.V./S.A.
     Koxka Belgium
     Societe Belge de Roulements a Aiguilles Nadella
     Newman Tonks Brussels N.V. (in Dissolution)
     Thermo King Belgium N.V.

BERMUDA:
     Ingersoll-Rand World Trade Ltd. (Bermuda)
     IR Techno Holding Limited
     Woodcliff Insurance Ltd.

BRAZIL:
     Dresser-Rand Comercio e Industria Ltda.
     Engeturb Turbinas a Vapor Ltda.                      75.00%
     Fastecnica Instalacoes e Assistencia Tecnica Ltda
     Hussmann do Brasil Ltda.
     Industria e Comercio Aro do Brasil Ltda.
     Ingersoll-Rand do Brasil Ltda.
     Thermo King do Brasil, Ltda.                         99.99%

CANADA:
     Aquila Mining Systems Ltd.                           16.52%
     Bobcat Equipment Ltd.
     Dresser-Rand Canada, Inc.
     Hussmann Canada Holdings Limited
     Hussmann Canada Inc.
     Ingersoll-Rand Canada, Inc.
     London Compressed Air Technologies Inc.
     Ingersoll-Rand (NS) Company
     NT Dor-O-Matic of Toronto Inc.
     Torrington, Inc.

CAYMAN ISLANDS:
     Dresser-Rand C.I. Limited

CHILE:
     Hussmann Chile
     Hussmann Region Andina SRL
     Ingersoll-Rand Company (Chile) y Cia Ltda.

CHINA:
     Dresser-Rand Compressor Co., Ltd. Shanghai           60.00%
     Guangzhou Hussmann Refrigeration Company, Ltd. Ingersoll-Rand (China) Investment Company Limited
     Ingersoll-Rand (Guilin) Tools Company Limited        90.00%
     Ingersoll-Rand (Wuxi) Road Machinery Company         92.00%
       Limited
     Ingersoll-Rand Machinery (Shanghai) Company Limited
     Luoyang Hussmann Refrigeration Company               55.00%
     Nanjing Ingersoll-Rand Compressor Co., Ltd.          80.00%
     Shanghai Ingersoll-Rand Compressor Limited           80.00%
     Thermo King Dalian Transport Refrigeration Company,  70.00%
       Limited
     Torrington Wuxi Bearings Company Limited             78.00%
     Triangle Refrigeration International Trading
     (Shanghai) Co. Limited
     Xuanhua Ingersoll-Rand Mining & Construction Mach.   50.00%
       Ltd.

COLOMBIA:
     Ingersoll-Rand de Colombia S.A.

CZECH REPUBLIC:
     Dresser-Rand Czech S.R.O.
     Emerson Electric, s.r.o.                             10.00%
     Ingersoll-Rand Czech Republic s.r.o.
     IRCR Manufacturing s.r.o.
     SUPERSTAV, spol. s.r.o.
     Thermo King Czech Republic, s.r.o.
     Torrington Ceska Republika s.r.o.

DENMARK:
     NT Randi A/S
     Thermo King Container-Denmark A/S

FRANCE:
     ABG France S.A.R.L.
     Bobcat France SA
     Cacir, S.A.
     Compagnie Ingersoll-Rand
     Dresser-Rand S.A.-France
     Etablissements Montabert, S.A.
     Ingersoll-Rand Equipements de Construction
     Ingersoll-Rand Equipements de Production S.A.
     Ingersoll-Rand Europe
     IR Services S.A.R.L.
     Koxka France SARL
     Mustad S.A.
     Nadella Industries (France) S.A.
     Nadella S.A.  (France)
     Normbau France S.A.
     S.A. Etablissements Charles Maire
     SA CAP France
     Torrington France S.A.R.L.

GERMANY:
     ABG Allgemeine Baumaschinen Gesellschaft mbH
     Best Matic Vermogensverwaltungs GmbH
     Bobcat Parts Service GmbH
     Dresser-Rand GmbH
     GHH-Rand Schraubenkompressoren GmbH
     Ingersoll-Rand Beteiligungs GmbH
     Ingersoll-Rand Beteiligungs und
     Grundstucksverwaltungs GmbH
     Ingersoll-Rand GmbH
     Ingersoll-Rand Service GmbH
     Ingersoll-Rand Wasserstrahl-Schneidtechnik GmbH
     Interflex Datensysteme GmbH & Co. KG
     IR Deutsche Holding GmbH
     Koxka Kuhlmobel GmbH
     Nadella GmbH
     Normbau Beschlage und Ausstattungs GmbH
     Thermo King Deutschland GmbH
     Torrington GmbH
     Torrington Nadellager GmbH

GUAM:
     Club Car International Inc.
     Ingersoll-Rand International Foreign Sales
     Corporation

HONG KONG:
     Hussmann Tempcool (Hong Kong) Limited
     Koolzone Asia Limited
     NT Asia (Hong Kong) Limited

HUNGARY:
     Hussmann Refrigeration (Hungary) KFT.                60.00%

INDIA:
     Dresser-Rand India Private Limited
     Ingersoll-Rand (India) Limited                       74.00%
     Ingersoll-Rand Wadco Tools Private Limited           74.00%
     NRB Bearings Ltd.                                    26.00%
     NRB Torrington Private Limited                       50.00%
     Thermo King India Private Limited

INDONESIA:
     PT Dresser-Rand Services Indonesia

IRELAND:
     Ingersoll-Rand (Ireland) Holding & Trading
     Corporation Limited
     Ingersoll-Rand Company (Ireland) Limited
     Spanashview
     Thermo King European Manufacturing Limited
     Thermo King Ireland Limited
     Thermo King Irish Holdings
     Thermo King Services Limited
     Thermo King Total Kare Limited

ITALY:
     Dresser-Rand Italia S.r.l.
     Industria Cuscinetti S.p.A.                         18.095%
     Ingersoll-Rand Italia S.r.l.
     Ingersoll-Rand Italiana S.p.A.
     Nadella S.p.A.

JAPAN:
     Bobcat Corporation
     Dresser-Rand Japan, Ltd.
     Ingersoll-Rand Japan, Ltd.
     NSK/Torrington Company Ltd.                          49.00%
     Zexel Cold Systems Company                           70.00%

MALAYSIA:
     Dresser-Rand & Enserv Services Sdn. Bhd.             49.00%
     Dresser-Rand Asia Pacific Sdn. Bhd.
     Hussmann Tempcool (Malaysia) Limited
     Ingersoll-Jati Malaysia Sdn. Bhd.                    49.00%

MEXICO:
     Dresser-Rand de Mexico S.A.
     Dresser-Rand Services srl
     Hussmann American, S. de R.L. de C.V.
     Hussmann-Inmobiliaria S.A. de C.V.
     Hussmann-Mexico, S. de R.L. de C.V.
     Industrias Frigorificas, S.A. de C.V.
     Industrias Gilvert S.A. de C.V.
     Ingersoll-Rand S.A. de C.V.
     Schlage de Mexico S.A. de C.V.

NAMIBIA
     Ingersoll-Rand Company Namibia (Pty.) Ltd.

NETHERLANDS:
     Dresser-Rand B.V.
     Dresser-Rand International B.V.
     Dresser-Rand Services B.V.
     Grenco Transportkoeling B.V.
     Hussmann Netherlands B.V.
     Ingersoll-Rand European Holding Company B.V.
     Ingersoll-Rand Holdings (Netherlands) B.V.
     Ingersoll-Rand Service B.V.
     Interflex Datasystems B.V.
     Sonna II B.V.
     Thermo King Netherlands B.V.

NEW ZEALAND:
     A/S Parts Limited
     Club Car Limited
     Contract Refrigeration Ltd.
     Hussmann Australasia Limited                         83.50%
     Ingersoll-Rand Architectural Hardware Limited
     Koxka New Zealand Ltd.
     McAlpine Hussmann Ltd.
     McAlpine Industries Ltd.

NIGERIA:
     Dresser-Rand (Nigeria) Ltd.                          50.00%

NORWAY:
     Dresser-Rand A/S

PERU:
     Hussmann Del Peru, SA
     Ingersoll-Rand Company of Peru S.A.

PHILIPPINES:
     Ingersoll-Rand Philippines, Inc.

PORTUGAL:
     Comingersoll-Comercio e Industria de Equipamentos,   20.65%
       S.A.R.L.

PUERTO RICO:
     Ingersoll-Rand de Puerto Rico, Inc.

RUSSIA:
     Instrum-Rand                                         59.80%

SINGAPORE:
     Dresser-Rand (SEA) Pte. Ltd.
     Hussmann Tempcool Holdings PTE. Ltd.                 50.00%
     Hussmann Tempcool Singapore Pte. Ltd.
     Ingersoll-Rand South East Asia (Pte.) Ltd.
     NT Asia (Singapore) Pte. Limited

SOUTH AFRICA:
     Ingersoll-Rand Company South Africa (Pty.) Limited

SOUTH KOREA:
     IR Korea Ltd.

SPAIN:
     Hussmann Koxka, S.L.
     Industrias del Rodamiento, S.A.
     Ingersoll-Rand Iberica, S.L.
     Ingersoll-Rand Servicios, S.A.
     Koxka Levante S.A.                                   60.00%
     Koxka Valladolid, S.A.                               51.00%
     Reftrans, S.A.                                       85.00%

SWEDEN:
     ABB I-R Waterjet Systems AB                          49.00%
     Ingersoll-Rand AB
     Ingersoll-Rand Best-Matic AB

SWITZERLAND:
     Dresser-Rand Sales Company S.A.
     Dresser-Rand Services, S.a.r.l.
     Ingersoll-Rand Acceptance Company S.A.
     Ingersoll-Rand Equipment & Consulting S.A.R.L.
     Ingersoll-Rand Investment Company S.A.
     Ingersoll-Rand Machinery & Services S.A.R.L.
     Ingersoll-Rand S.A.
     Ingersoll-Rand Services & Engineering Company
     Ingersoll-Rand Technical & Services S.A.R.L.
     Interflex Datensysteme AG
     I-R Trading S.A.

Klemm Bohrtechnik AG                                      99.98%
     Nadella S.A.
     Torrington Sales Limited

THAILAND:
     Hussmann Thailand Co. Ltd.                           75.00%

TURKEY:
     IR Emniyet ve Guvenlik Sistemleri Sanayi A.S. (IR
       Security & Safety Industrial Company)

UNITED KINGDOM:
     APT Laboratories Limited
     Best-Matic International Limited
     Blackrod Europe Limited
     Blaw-Knox Company
     Bondpaint Limited
     Briton Door Controls Limited
     C.A.P. Sales Limited
     Capital Metalworks Limited
     Compressed Air Parts Limited
     Dresser-Rand (UK) Ltd.
     Dresser-Rand Company Ltd.-UK
     GBS Europe Limited
     Hussmann Europe Limited
     Hussmann Holdings, Ltd.
     Ingersoll-Rand (New Zealand) Limited
     Ingersoll-Rand Company Limited
     Ingersoll-Rand European Sales Limited
     Ingersoll-Rand Holdings Limited
     Ingersoll-Rand Irish Treasury Services Limited
     Interflex Data Systems Ltd.
     Interflex Time & Access Ltd.
     IR Security & Safety Limited
     Laidlaw Architectural Hardware
     Laidlaw Thomson Group Limited
     Nadella UK Limited
     Newman Tonks (Amersham) Limited
     Newman Tonks (Kings Norton) Limited
     Newman Tonks (North Devon) Limited
     Newman Tonks (Overseas Holdings) Limited
     Newman Tonks (Woodford Green) Limited
     Newman Tonks Management Services Limited
     NT Access Limited
     NT Acquisition Limited
     NT Architectural Hardware Limited
     NT Door Controls Limited
     NT Dor-O-Matic Limited
     NT Group Properties Limited
     NT Laidlaw (Anglia) Limited
     NT Laidlaw (Eastern) Limited
     NT Laidlaw (South East) Limited
     NT Laidlaw (South West) Limited
     NT Laidlaw (South) Limited
     NT Laidlaw Limited
     NT Legge Limited
     NT Martin Roberts Limited
     NT Normbau Limited
     NT Partition Systems Limited
     NT Projects Limited
     NT Railing Systems Limited
     NT Security Limited
     Randall Taximeters Limited
     Roconeco Limited
     Strathclyde Hardware Services Limited
     The Aro Corporation (UK) Limited
     The Southwark Bridge Leasehold Property Company
     Limited
     The Torrington Company Limited
     Thomas Laidlaw (Tayforth) Limited
     Thomas Laidlaw Limited

UNITED STATES
     Armoro, Inc.
     Aro International Corporation
     Blaw-Knox Construction Equipment Corporation
     Bobcat Trading Company
     CDS Midwest Inc.
     Checker Flag Parts, Inc.
     Chesley Industries, Inc.
     Clark Business Services Corporation
     Clark Distribution Services Inc.
     Clark Equipment Company
     Club Car Inc.
     Commercial Refrigeration Co.
     Crystal Refrigeration, Inc.
     Design & Build Construction, Inc.
     Dixie Pacific Manufacturing Company, Inc.
     Dor-O-Matic Inc.
     Dor-O-Matic of Mid Atlantic States, Inc.
     DR Acquisition, LLC
     DR Holding Corp.
     Dresser-Rand Company
     Dresser-Rand Global Services, LLC
     Dresser-Rand Holding Company
     Dresser-Rand Overseas Sales Company
     Dresser-Rand Power, Inc.
     Earth Force America, Inc.
     Erskine Manufacturing Company, Inc.
     Falcon Lock Company
     Harrow Industries, Inc.
     Harrow Products, Inc.
     Harrow Products, Inc. (Delaware)
     Hussmann Corporation
     Hussmann Holdings, Inc.
     Hussmann International, Inc.
     IDP Acquisition, LLC
     Imperial Heights Realty Corporation
     Improved Machinery, Inc.
     Ingersoll-Rand Asia Pacific Inc.
     Ingersoll-Rand China Limited
     Ingersoll-Rand Company
     Ingersoll-Rand Construction Services, Inc.
     Ingersoll-Rand Energy Systems Corporation
     Ingersoll-Rand Enhanced Recovery Company
     Ingersoll-Rand Financial Services Corporation
     Ingersoll-Rand International Holding Corporation
     Ingersoll-Rand International Sales Inc.
     Ingersoll-Rand International, Inc.
     Ingersoll-Rand Italian Holding LLC
     Ingersoll-Rand Liability Management Company
     Ingersoll-Rand Sales Company, LLC
     Ingersoll-Rand Services Company
     Ingersoll-Rand Spanish Holding LLC
     Ingersoll-Rand Transportation Services Company
     Ingersoll-Rand Western Hemisphere Trade Corporation Ingersoll-Rand Worldwide, Inc.
     Ingersoll-Rand, Inc.
     Interflex N.A., Inc.
     I-R E-Medical, Inc.                                       99.00%
     IR Receivables Funding I Corporation
     IR Receivables Funding II Corporation
     Kilian Manufacturing Corporation
     Kryptonite Corporation
     Krack Corporation
     McCartney Manufacturing Company, Inc.
     MFP, Inc.
     Monarch Hardware and Mfg. Company, Inc.
     Multiphase Power and Processing Technologies, LLC         50.00%
     National Refrigeration Services, Inc.
     Nelson Refrigeration Inc.
     Newman Tonks, USA, Inc.
     Newman-Tonks Holdings Inc.
     Newman-Tonks Investments, Inc.
     Niject Services Company                                   50.00%
     Northwest Arkansas Refrigeration Co.
     NRS Investments, Inc.
     NT Dor-O-Matic Greendale Inc.
     Orlando Fixturing and Construction Inc.
     Orlando Refrigeration, Inc.
     Paragon Engineering Services, Inc.                        40.00%
     Perimeter Bobcat, Inc.
     Precision Refrigeration, Inc.
     Recognition Systems, Inc.
     Refrigeration Engineering, Inc.
     Refrigeration Service & Design, Inc.
     Roconeco Corporation
     Rogers Refrigeration Co., Inc.
     S&S Corporation
     S.E. Setco Service Company, LLC                           50.00%
     SBG Holding Corp.
     Schlage Lock Company
     Silver Holding Corp.
     Sun Belt Equipment Sales, Inc.
     Tafco-Mabry & Haynes, LLC
     Tavant Technologies, Inc.                                 19.50%
     Taylor Industries, Inc.
     Terry D. Carter Service Co., Inc.
     The Torrington Company (Delaware)
     Thermo King Corporation
     Thermo King de Puerto Rico, Inc.
     Thermo King Enterprises Company
     Thermo King SVC, Inc.
     Thermo King Trading Company
     Torrington Holdings, Inc.
     Touch-Plate International, Inc.
     Turbodyne Electric Power Corporation
     Von Duprin, Inc.

UZBEKISTAN:
     Service Center                                            49.00%

VENEZUELA:
     Aro de Venezuela, C.A.
     Dresser-Rand de Venezuela, S.A.

VIRGIN ISLANDS:
     Kryptonite Export Corporation

ZAMBIA:
     Ingersoll-Rand Limited (Zambia)

ZIMBABWE:
     Ingersoll-Rand Zimbabwe (Private) Ltd.